EXHIBIT 24

OWENS-ILLINOIS, INC.
POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS: That each individual whose signature appears below hereby consents to and appoints James W. Baehren as his true and lawful attorney-in-fact and agent with all power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the 2003 Annual Report on Form 10-K of Owens-Illinois, Inc., a corporation organized and existing under the laws of the State of Delaware, and any and all amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission pursuant to the requirements of the Securities Exchange Act of 1934, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the same as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand on the date set opposite his name.

Name	Title	Date

/s/ JOSEPH H. LEMIEUX Joseph H. Lemieux	Chairman of the Board of Directors; Director	March 15, 2004
/s/ THOMAS L. YOUNG Thomas L. Young	Co-Chief Executive Officer (Co-Principal Executive Officer) and Chief Financial Officer (Principal Financial Officer); Director	March 15, 2004
/s/ GARY F. COLTER Gary F. Colter	Director	March 15, 2004
/s/ ROBERT J. DINEEN Robert J. Dineen	Director	March 15, 2004
/s/ EDWARD A. GILHULY Edward A. Gilhuly	Director	March 15, 2004
/s/ JAMES H. GREENE, JR. James H. Greene, Jr.	Director	March 15, 2004
Anastasia D. Kelly	Director	March 15, 2004
John J. McMackin, Jr.	Director	March 15, 2004
/s/ MICHAEL W. MICHELSON Michael W. Michelson	Director	March 15, 2004
George R. Roberts	Director	March 15, 2004
/s/ TERRY L. WILKISON Terry L. Wilkison	Co-Chief Executive Officer (Co-Principal Executive Officer)	March 15, 2004
/s/ EDWARD C. WHITE Edward C. White	Senior Vice President of Finance and Administration and Controller (Principal Accounting Officer)	March 15, 2004